UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A
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Catalina Marketing Corporation

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NEWS
INVESTOR CONTACTS:	FOR IMMEDIATE RELEASE

Rick Frier
Executive Vice President and Chief Financial Officer
(727) 579-5147

Joanne Freiberger
Vice President, Finance
(727) 579-5116

MEDIA CONTACT FOR CATALINA MARKETING:Nicole AndrisoDirector of Public Relations
(727) 563-5822

MEDIA CONTACT FOR HELLMAN & FRIEDMAN:
Steve Bruce/Monica Everett
The Abernathy MacGregor Group
(212) 371-5999

Catalina Marketing Announces Filing of Definitive Proxy Statement for Special Meeting of Stockholders to Approve Merger Agreement with Hellman & Friedman

ST. PETERSBURG, FL, July 9, 2007 - Catalina Marketing Corporation (NYSE: POS) announced today that it has filed a definitive proxy statement for a special meeting of stockholders for the purpose of voting on a proposal to approve its previously announced merger agreement with funds affiliated with Hellman & Friedman LLC.   The special meeting is scheduled to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street New York, NY, on August 13, 2007 at 10 A.M. Eastern Daylight Time.   Stockholders of record as of the close of business on June 28, 2007 will be entitled to vote at the special meeting of stockholders.  The company expects to commence the mailing of the notice of meeting and definitive proxy statement to stockholders on or about July 12, 2007.

The board of directors of Catalina Marketing Corporation, following the unanimous recommendation of a special committee of independent directors has unanimously approved the merger agreement (with Jeffrey W. Ubben, a principal of ValueAct Capital, not participating) and recommends that Catalina’s stockholders vote to adopt the merger agreement and approve the merger.

The merger is expected to close shortly after the special meeting of stockholders, subject to the requisite approval of Catalina’s stockholders at the special meeting and the satisfaction of other customary closing conditions.

In connection with the merger agreement, Frederick W. Beinecke, the chairman of the board of directors of the company, and Antaeus Enterprises, an affiliate of Mr. Beinecke, have entered into a voting agreement with Hellman & Friedman pursuant to which Mr. Beinecke and Antaeus will vote the aggregate of 2.9 million shares of common stock owned by them in favor of the transaction.  It is noted also that ValueAct has previously signed an agreement with the company pursuant to which ValueAct will vote the 7.2 million shares owned by it and its affiliates in favor of the transaction with Hellman & Friedman.

Stockholders with questions regarding the special meeting may contact Investor Relations at 727-579-5116 or our proxy solicitor, Georgeson Inc., toll free at 866-541-3556.

Participants in the Solicitation

Catalina Marketing Corporation and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Catalina Marketing Corporation’s stockholders with respect to the special meeting of stockholders.  Information regarding the officers and directors of Catalina Marketing Corporation is included in its 10-KT/A filed with the SEC on April 27, 2007.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings otherwise, is set forth in the proxy statement and other materials filed with the SEC in connection with the proposed transaction.

About the Transaction
In connection with the proposed merger, Catalina Marketing Corporation will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Catalina Marketing Corporation at the Securities and Exchange Commission's Web site at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free by directing such request to Catalina Marketing Corporation, Investor Relations, 200 Carillon Parkway, St. Petersburg, FL 33716, telephone: (727) 579-5116 or on the company's website at http://phx.corporate-ir.net/phoenix.zhtml?c=72727&p=irol-IRHome.

About Catalina Marketing Corporation
Based in St. Petersburg, FL, Catalina Marketing Corporation (www.catalinamarketing.com) was founded 24 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina Marketing offers an array of behavior-based promotional messaging, loyalty programs and direct-to-patient information. Personally identifiable data that may be collected from the company's targeted marketing programs, as well as its research programs, are never sold or provided to any outside party without the express permission of the consumer.

About Hellman & Friedman LLC
Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including media and marketing services, financial services, professional services, asset management, software and information services, and energy. Since its founding in 1984, the Firm has raised and, through its affiliated funds, managed over $16 billion of committed capital and is currently investing its sixth partnership, Hellman & Friedman Capital Partners VI L.P., with over $8 billion of committed capital. Representative investments include: DoubleClick, Young & Rubicam, Digitas Inc, The Nielsen Company, Axel Springer AG, and ProSiebenSat.1.

Certain statements in the preceding paragraphs are forward-looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Hellman & Friedman, the outcome of any legal proceedings that may be instituted against the company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger; and risks that the proposed transaction diverts management or disrupts current plans and operations and any potential difficulties in employee retention as a result of the merger and  the impact of the substantial indebtedness to be incurred to finance the consummation of the merger.

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